CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statement of Additional Information of Lehman Brothers Institutional Liquidity Fund in Post-Effective Amendment Number 1 to the Registration Statement (Form N-1A, No. 333-120167) of Lehman Brothers Institutional Liquidity Series, and to the incorporation by reference of our report dated May 6, 2005, with respect to the financial statements and financial highlights of Lehman Brothers Institutional Liquidity Fund, a series of Lehman Brothers Institutional Liquidity Series and Institutional Liquidity Portfolio, included in the March 31, 2005 Annual Report of Lehman Brothers Institutional Liquidity Series.



                                                           /s/ Ernst & Young LLP



Boston, Massachusetts
July 25, 2005